            As filed with the Securities and Exchange Commission on May 21, 2002
                                   Securities Act Registration No. 333-_________
                                                 Exchange Act File No. 000-20872
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       St. Mary Land & Exploration Company
             (Exact name of registrant as specified in its charter)

            Delaware                                          41-0518430
(State or other jurisdiction of                             (IRS Employer
 incorporation or organization)                          Identification No.)

                         1776 Lincoln Street, Suite 1100
                             Denver, Colorado 80203
               (Address of Principal Executive Offices) (Zip Code)

                       St. Mary Land & Exploration Company
                                Stock Option Plan
                                       and
                       St. Mary Land & Exploration Company
                           Incentive Stock Option Plan
                            (Full title of the plans)

                               Mark A. Hellerstein
                      President and Chief Executive Officer
                       St. Mary Land & Exploration Company
                         1776 Lincoln Street, Suite 1100
                             Denver, Colorado 80203
                     (Name and address of agent for service)

                                 (303) 861-8140
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

     Title of each                                                           Proposed maximum
  class of securities        Amount to be          Proposed maximum         aggregate offering        Amount of
   to be registered           registered       offering price per share           price            registration fee
   ----------------           ----------       ------------------------  -----------------------   ----------------

     Common stock,         1,000,000 shares             $24.21(1)                $24,210,000            $2,227(2)
    $.01 par value

------------------

(1) Solely for the purpose of computing the registration fee in accordance with
Rule 457(h), the price shown is based upon the price of $24.21 per share, which is the average of the high and low selling prices for the registrant's common stock as reported on the Nasdaq National Market on May 17, 2002.
(2)  Calculated under Section 6(b) of the Securities Act as .000092 of
$24,210,000.

         This registration statement relates to the previously filed registration statements discussed below and is being filed under General
Instruction E. of Form S-8 in order to register additional shares of the same class as other securities for which registration statements filed on this form relating to the same employee benefit plans are effective.

         On June 25, 1997, the registrant filed a registration statement on Form
S-8 (File No. 333-30055) to register 754,614 shares of common stock, which included 700,000 shares of common stock issuable under the St. Mary Land &
Exploration Company Stock Option Plan and the St. Mary Land & Exploration
Company Incentive Stock Option Plan (the "Plans"). On April 21, 2000, the
registrant filed a registration statement on Form S-8 (File No. 333-35352) to register an additional 950,000 shares of common stock issuable under the Plans.
The contents of those registration statements are incorporated by reference into this registration statement. Under Rule 416, those registration statements are deemed to cover an additional 1,650,000 shares of common stock, or a total of
3,300,000 shares of common stock, as a result of a two shares-for-one share forward stock split effected in the form of a stock dividend distributed in
September 2000. The registrant is now filing this separate registration statement to register an additional 1,000,000 shares of common stock which as a result of amendments to the Plans may be issued thereunder.

Item 8.           Exhibits.

         The following exhibits are furnished as part of this registration statement:

  Exhibit
    No.                              Description
-------------    ---------------------------------------------------------------

5.1              Opinion of Ballard Spahr Andrews & Ingersoll, LLP*
23.1             Consent of Arthur Andersen LLP*
23.2             Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)*
23.3             Consent of Ryder Scott Company, L.P.*
24.1             Power of Attorney (included in signature page hereof)*
99.1             St. Mary Land & Exploration Company Stock Option Plan, as
                 amended on March 25, 1999, January 27, 2000 and March 29, 2001*
99.2             St. Mary Land & Exploration Company Incentive Stock Option
                 Plan, as amended on March 25, 1999, January 27, 2000 and
                 March 29, 2001*
----------------------------
* Filed herewith.

Signatures

         The Registrant. Pursuant to the requirements of the Securities Act of
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 20, 2002.

                                  ST. MARY LAND & EXPLORATION COMPANY

                                  By: /S/ MARK A. HELLERSTEIN
                                     ---------------------------------
                                     Mark A. Hellerstein,
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes, constitutes and appoints Mark A. Hellerstein his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his own name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and other amendments thereto) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing as he could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                       Date
--------------------------    ----------------------------------   -------------

 /S/ THOMAS E. CONGDON        Chairman of the Board and Director    May 14, 2002
--------------------------
Thomas E. Congdon

 /S/ MARK A. HELLERSTEIN      President, Chief Executive Officer    May 20, 2002
--------------------------        and Director
Mark A. Hellerstein

/S/ RONALD D. BOONE           Executive Vice President, Chief       May 13, 2002
--------------------------        Operating Officer and Director
Ronald D. Boone

/S/ RICHARD C. NORRIS         Vice President - Finance, Secretary   May 13, 2002
--------------------------        and Treasurer
Richard C. Norris

/S/ GARRY A. WILKENING        Vice President - Administration       May 16, 2002
--------------------------        and Controller
Garry A. Wilkening

                              Director                             May ___, 2002
--------------------------
Larry W. Bickle

/S/ DAVID C. DUDLEY           Director                              May 17, 2002
--------------------------
David C. Dudley

/S/ AREND J. SANDBULTE        Director                              May 13, 2002
--------------------------
Arend J. Sandbulte

/S/ JOHN M. SEIDL             Director                              May 16, 2002
--------------------------
John M. Seidl

/S/ ROBERT L. NANCE           Director                              May 16, 2002
--------------------------
Robert L. Nance

/S/ JACK HUNT                 Director                              May 13, 2002
--------------------------
Jack Hunt

/S/ WILLIAM J. GARDINER       Director                              May 15, 2002
--------------------------
William J. Gardiner